EXHIBIT 3.1


                               SECRETARY OF STATE

                                [GRAPHIC OMITTED]
                     THE GREAT SEAL OF THE STATE OF NEVADA
                                     NEVADA

                                STATE OF NEVADA



                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FII INTERNATIONAL INC. did on MAY 3, 2002 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of the State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on MAY 3, 2002.


                                       /s/ Dean Heller
                                       -------------------------
                                       Secretary of State

            [SEAL]

                                By     /s/ Nita Huashman
                                       -------------------------
                                       Certification Clerk